Exhibit 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2018 (this “Agreement”), is by and among CF Turul LLC, a Delaware limited liability company (“Fortress”), Leucadia National Corporation, a New York corporation (“Leucadia”), and Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company” and together with each of Fortress and Leucadia and any other Shareholder who becomes a party hereto, the “Parties” and each, a “Party”).

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of February 24, 2018 (the “Merger Agreement”), among the Company, Spectrum Brands Holdings, Inc. (“Spectrum”) HRG SPV Sub I, Inc., a Delaware corporation, and HRG SPV Sub II, LLC, a Delaware limited liability company, Spectrum is to become a wholly-owned Subsidiary of the Company (the “Merger”);

WHEREAS, the parties hereto are parties to a Registration Rights Agreement dated as of May 12, 2011, which is being replaced and superseded by the terms hereof; and

WHEREAS, it is a condition to the consummation of the Merger under the Merger Agreement that Fortress, Leucadia and the Company enter into this Agreement to provide certain registration rights to each of Fortress and Leucadia.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Definitions. As used in this Agreement, the following terms will have the following respective meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the Exchange Act, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.

“Block Trade” means a Shareholder Underwritten Offering which is a no-roadshow “block trade” takedown off a Shelf Registration Statement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Common Stock” means (i) the common stock of the Company, par value $0.01 per share, (ii) any securities of the Company or any successor or assign of the Company into which such stock is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iii) any securities received as a dividend or distribution in respect of the securities described in clauses (i) and (ii) above.

“Counsel to the Shareholders” means one (1) counsel selected by the Shareholders of a majority of the Registrable Securities requested to be included in a Piggyback Takedown, Shareholder Underwritten Offering or Shelf Registration, as applicable.

“Director” means a member of the Board.

“Disclosure Package” means the following, collectively, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, in the form provided to the Shareholders for delivery to purchasers of Registrable Securities, (ii) each Free Writing Prospectus, in the form provided to the Shareholders for delivery to purchasers of Registrable Securities and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Electing Shareholder” means a Shareholder of Registrable Securities and such Shareholder’s Permitted Transferees who has provided the Company with the required notice and any other information reasonably requested in writing by the Company.

“Equity Securities” means (a) Voting Securities, (b) any securities of the Company that are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities, and (c) any options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of an exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i) transactions by a Shareholder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(ii) transactions pursuant to which a Shareholder engages in a short sale of Registrable Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(iii) transactions by a Shareholder in which the Shareholder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(iv) a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in each case, in a public transaction pursuant to a Prospectus.

“NYSE” means the New York Stock Exchange or any successor stock exchange on which shares of the Common Stock are then listed.

“Permitted Transferee” means, (A) with respect to each Shareholder, (i) such Shareholder’s Affiliates or (ii) any Person, vehicle, account or fund that is managed, sponsored or advised by such Shareholder or any Affiliate thereof, so long as the decision-making control with respect to such interests after such transfer to such Person, vehicle, account or fund remains with such Shareholder or any Affiliate thereof and (B) with respect to any Shareholder who is an individual, (i) in the event of such Shareholder’s death, such Shareholder’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) a trust, the beneficiaries of which include only such Shareholder and the spouse and lineal descendants of such Shareholder and pursuant to which the Shareholder retains all of the voting interest in the Company, or (iii) a closely held company with respect to which the Shareholder, together with the Shareholder’s immediate family, holds 100% of the beneficial interests.

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a governmental authority, or a group (with the meaning of Section 13(d)(3) of the Exchange Act).

“Prospectus” means the prospectus related to any Registration Statement (whether preliminary or final or any prospectus supplement, including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 424, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Registrable Securities” means any and all Common Stock of the Company beneficially owned, whether now owned or later acquired, by a Shareholder or its Permitted Transferee; provided, that Registrable Securities held by any Shareholder or its Permitted Transferee will cease to be Registrable Securities, when (A) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (B) such securities have been disposed of pursuant to Rule 144 promulgated under the Securities Act, (C) the Shareholder, together with its Permitted Transferees, ceases to beneficially own more than 2% of the Company’s Common Stock or (D) such securities have ceased to be outstanding.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the registration of the sale of Registrable Securities in compliance with this Agreement, including, without limitation, (i) SEC, stock exchanges, FINRA (including, without limitation, fees, charges and disbursements of counsel in connection with FINRA registration) and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) with respect to Registrable Securities that are listed on a national securities exchange, the fees and expenses incurred in connection with the listing of such Registrable Securities, and (vi) reasonable fees, charges and disbursements of Counsel to the Shareholders not to exceed $40,000 in connection with the Shelf Registration Statement called for by Section 2.2(a), and $80,000 in connection with any Piggyback Takedown or any Shareholder Underwritten Offering.

“Registration Statement” means any registration statement filed pursuant to the Securities Act.

“Rule 144” means the Rule 144 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means underwriting fees, discounts, selling commissions, underwriter expenses and stock transfer taxes relating to the registration and sale of a Shareholder’s Registrable Securities and, subject to clause (vi) of the definition of Registration Expenses, the fees and expenses of Shareholder’s own counsel.

“Shareholder” means each of Fortress and Leucadia and their respective successors and permitted assigns and direct or indirect transferees that become a party to this Agreement in accordance with Section 3.5 hereof, in each case that Beneficially Owns Registrable Securities (including any Permitted Transferee).

“Shareholder Underwritten Offering” means an underwritten offering takedown to be conducted by one or more Electing Shareholders in accordance with Section 2.2(d). For the avoidance of doubt, the term “Shareholder Underwritten Offering” includes a Block Trade.

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity (whether incorporated or unincorporated) of which (or in which) more than 50% of the Beneficial Ownership is, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“underwriter” means the underwriter, placement agent or other similar intermediary participating in an underwritten offering.

“underwritten offering” of securities means a public offering of securities registered under the Securities Act in which an underwriter, placement agent or other similar intermediary participates in the distribution of such securities.

“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of Directors.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1. General; Securities Subject to this Article.

(a) Grant of Rights. The Company hereby grants registration rights with respect to the Registrable Securities to the Shareholders upon the terms and conditions set forth in this Agreement.

(b) Transfer of Registration Rights. Any Registrable Securities that are pledged or made the subject of a Hedging Transaction, which Registrable Securities are not ultimately disposed of by the Shareholder pursuant to such pledge or Hedging Transaction shall be deemed to remain “Registrable Securities,” notwithstanding the release of such pledge or the completion of such Hedging Transaction.

Section 2.2. Shelf Registrations.

(a) Filings. For so long as there are Registrable Securities outstanding, the Company shall use its commercially reasonable efforts to ensure that after the date hereof the Company shall at all times have and maintain an effective Registration Statement for a Shelf Registration covering the resale of all of the Registrable Securities requested to be included by the Electing Shareholders, on a delayed or continuous basis (the “Shelf Registration Statement”). In furtherance of such obligation, the Company shall use its commercially reasonable efforts to file with the SEC an initial Shelf Registration Statement as promptly as practicable on or prior to the 30th day following the date hereof. The Company shall give written notice of the filing of any Shelf Registration Statement at the earliest practicable time (but in no event less than fifteen (15) days prior to filing such Shelf Registration Statement) to all Shareholders and shall include in such Shelf Registration Statement all Registrable Securities of Electing Shareholders. The Company shall use its commercially reasonable efforts to cause the initial Shelf Registration Statement to become effective on or prior to the 90th day after the Registration Statement is filed with the SEC and shall use its commercially reasonable efforts to maintain the effectiveness of such Shelf Registration Statement in accordance with the terms hereof.

(b) Additional Electing Shareholders. From and after the date that the Shelf Registration Statement is initially effective, as promptly as is practicable after receipt of a request that complies with the notice provisions in Section 2.5(c) and Section 3.1, and in any event within (x) ten (10) Business Days after the date such request is received by the Company or (y) if a request is so received during a Suspension Period, five (5) Business Days after the expiration of such Suspension Period, the Company shall take all necessary action to cause the Electing Shareholder to be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Shareholder to deliver such Prospectus in connection with sales of such Registrable Securities to the purchasers thereof in accordance with applicable law, which action may include: (i) if required by applicable law, filing with the SEC a post-effective amendment to the Shelf Registration Statement; (ii) preparing and, if required by applicable law, filing a supplement or supplements to the related Prospectus or a supplement or amendment to any document incorporated therein by reference; (iii) filing any other required document; or (iv) with respect to a post-effective amendment to the Shelf Registration Statement that is not automatically effective, using its commercially reasonable efforts to cause such post-effective amendment to be declared or to otherwise become effective under the Securities Act as promptly as is practicable; provided that:

(i) the Company may delay such filing until the date that is twenty (20) Business Days after any prior such filing;

(ii) if the Shelf Registration Statement is not an Automatic Shelf Registration Statement and the Company has already made such a filing during the calendar quarter in which such filing would otherwise be required to be made, the Company may delay such filing until the tenth (10th) Business Day of the following calendar quarter; and

(iii) if such request is delivered during a Suspension Period, the Company shall so inform the Shareholder delivering such request and shall take the actions set forth above upon expiration of the Suspension Period in accordance with Section 2.2(c).

Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Shareholder as a selling securityholder in any Shelf Registration Statement or related Prospectus until such Shareholder has submitted a request to the Company that complies with the notice provisions in Section 2.5(c) and Section 3.1 and has provided any other information reasonably requested in writing by the Company.

(c) Suspension Periods. Upon written notice to the Shareholders, (x) the Company shall be entitled to suspend, for a period of time, the use of any Registration Statement or Prospectus if the Company determines in its good faith judgment, after consultation with counsel, that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or Prospectus not misleading and (y) the Company shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Company determines in its good faith judgment, after consultation with counsel, that such amendment would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the Company (in case of each clause (x) and (y), a “Suspension Period”); provided that (A) the duration of all Suspension Periods may not exceed one hundred and twenty (120) days in the aggregate in any 12-month period and (B) the Company shall use its commercially reasonable efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable.

(d) Shareholder Underwritten Offering.

(i) At any time one or more Electing Shareholders holding the lesser of (x) at least 2% of the then-outstanding shares of Common Stock of the Company or (y) at least 25% of the Registrable Securities hereunder at such time, may request that the Company effect an underwritten takedown under the Shelf Registration Statement of at least $50 million in Registrable Securities, based on the closing market price on the trading day immediately prior to the date of the initial request of the Electing Shareholders; provided that, in connection with a distribution in kind of Registrable Securities by an Electing Shareholder (the “Distributing Electing Shareholder”), the direct or indirect members, shareholders, general or limited partners, or other equityholders (or the nominees, custodians, or trustees of such members, shareholders, general or limited partners, or other equityholders, including any liquidating trust or similar vehicle created to hold Registrable Securities on behalf of such members, shareholders, general or limited partners, or other equityholders who are precluded from receiving or holding such Registrable Securities due to applicable law, regulation, standing internal policy or other, similar constraints) of the Distributing Electing Shareholder (collectively, the “Distributees”) may be deemed Permitted Transferees for the sole purpose of exercising the rights and incurring the obligations of the Distributing Electing Shareholder under this Agreement with respect to, and only in connection with, a Shareholder Underwritten Offering to be consummated substantially contemporaneously with such distribution in kind. Within five (5) Business Days (or four (4) Business Days in the case of a Block Trade) of receipt of such request, the Company shall notify all other Shareholders of such request and shall (except as provided in clause (iii) below) include in such Shareholder Underwritten Offering all Registrable Securities requested to be included therein by Shareholders who respond within five (5) Business Days (or one (1) Business Day in the case of a Block Trade) of the Company’s notification described above (such Shareholders who are not Electing Shareholders shall participate in the Shareholder Underwritten Offering only if they also become Electing Shareholders). Any Electing Shareholders making a request to the Company pursuant to this Section 2.2(d)(i) with respect to a Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten Block Trade.

(ii) For any Shareholder Underwritten Offering, including a Block Trade, the managing underwriter or underwriters shall be selected by Electing Shareholders participating in such offering holding a majority of the Registrable Securities to be disposed of pursuant to such offering and shall be reasonably acceptable to the Company; provided that in a Block Trade the managing underwriter or underwriters shall be selected by the Electing Shareholder who made the initial request and shall be reasonably acceptable to the Company.

(iii) If the managing underwriter or underwriters for the Shareholder Underwritten Offering advise the Company that in their reasonable opinion the number of securities requested to be included in such underwritten offering takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Electing Shareholders, the Company shall include in such Shareholder Underwritten Offering the number which can be so sold in the following order of priority: (A) first, the securities requested to be included by the Electing Shareholders (pro rata among the holders of such securities on the basis of the number of securities then-owned by each such holder), (B) second, the securities requested to be included in such Shareholder Underwritten Offering by Shareholders exercising piggyback registration rights (pro rata among the holders of such securities on the basis of the number of securities then-owned by each such holder), (C) third, the securities the Company proposes to sell, (D) fourth, other securities requesting to be included in such Shareholder Underwritten Offering (pro rata among the holders of such securities on the basis of the number of securities then-owned by each such holder (or as otherwise determined by the Company)).

(iv) The Company shall use its commercially reasonable efforts to cooperate with any request of the Shareholders to effect a Shareholder Underwritten Offering but shall not be required to effect a Shareholder Underwritten Offering: (A) more than once in any six (6) month period or (B) if it shall have already made two (2) Shareholder Underwritten Offerings at the request of Fortress and its Permitted Transferees, assignees or Distributees in the aggregate and two (2) Shareholder Underwritten Offerings at the request of Leucadia and its Permitted Transferees, assignees or Distributees in the aggregate pursuant to this Agreement. In no event shall the Company be required to effect more than four (4) Shareholder Underwritten Offerings in the aggregate pursuant to this Agreement.

(v) In connection with any Shareholder Underwritten Offering effected pursuant to the proviso to the first sentence of Section 2.2(d)(i) above, if any notice is due from the Company to the Distributees, the Company may provide such notices to the Distributing Electing Shareholder on behalf of the Distributees, and the Distributing Electing Shareholder shall provide any such notice to the Distributees, and the Distributing Electing Shareholder agrees to act as the agent of the Distributees vis-à-vis the Company in connection with such Shareholder Underwritten Offering. The Company may take direction from the Distributing Electing Shareholder with respect to the Distributees, including with respect to any Distributee’s participation in any Shareholder Underwritten Offering. The Distributees electing to participate in such Shareholder Underwritten Offering shall sign a joinder to this Agreement in form and substance reasonably satisfactory to the Company that is limited to such Shareholder Underwritten Offering and includes indemnification as set forth in Section 2.7 below. For the avoidance of doubt, no Distributee shall have any right to be named in a Shelf Registration Statement (other than a prospectus supplement at the time of such Shareholder Underwritten Offering) or to participate in a Piggyback Takedown unless such Distributee is a Shareholder hereunder other than on the basis of the proviso to the first sentence of Section 2.2(d)(i).

Section 2.3. Piggyback Takedowns.

(a) Right to Piggyback. If the Company proposes to undertake the marketing of a registered underwritten offering of its Common Stock for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor or similar form which is then in effect or a Registration Statement in connection with a rights offering or the primary purpose of which is to register debt securities or an offering on any form of Registration Statement that does not permit secondary sales) or for the account of any other stockholder or stockholders of the Company not party hereto (the “Requesting Shareholders”), the Company shall give prompt written notice of its intention to effect such offering (a “Piggyback Takedown”) to all Shareholders of Registrable Securities. In the case of a Piggyback Takedown that is an offering under a Shelf Registration, such notice shall be given not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an offering under a Registration Statement that is not a Shelf Registration, such notice shall be given not less than five (5) Business Days prior to the expected date of filing of such Registration Statement. The Company shall, subject to the provisions of Section 2.3(b) below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein on or before the date that is three (3) Business Days prior to the expected date of commencement of marketing efforts or the filing of the Registration Statement, as applicable. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Shareholders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown.

(b) Priority on Piggyback Takedowns.

(i) If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the managing underwriters for a Piggyback Takedown advise the Company that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (A) first, the securities the Company proposes to sell, (B) second, securities requested to be included in such Piggyback Takedown by Shareholders exercising piggyback registration rights in accordance with this Agreement (pro rata among the holders of such securities on the basis of the number of securities then-owned by each such holder), (C) third, securities requested to be included in such Piggyback Takedown by any other security holders exercising piggyback registration rights (pro rata among the holders of such securities on the basis of the number of securities then-owned by each such holder) and (D) fourth, other securities requested to be included in such Piggyback Takedown (pro rata among the holders of such securities on the basis of the number of securities then-owned by each such holder).

(ii) If a Piggyback Takedown is an underwritten registration on behalf of one or more Requesting Shareholders, and the managing underwriters for a Piggyback Takedown advise the Company that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (A) first, securities requested to be included by the Requesting Shareholders, (B) second, securities requested to be included in such Piggyback Takedown by the Shareholders exercising piggyback registration rights in accordance with this Agreement (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder), (C) third, securities requested to be included in such Piggyback Takedown by any other security holders exercising piggyback registration rights (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder), (D) fourth, the securities the Company proposes to sell, and (E) fifth, other securities requested to be included in such Piggyback Takedown (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder).

(c) Selection of Underwriters. Except as otherwise provided in any agreement between the Company and Requesting Shareholders, the Company will have the sole right to select the investment banker(s) and manager(s) for any Piggyback Takedown.

Section 2.4. Holdback in Connection with a Piggyback Takedown. In connection with any Piggyback Takedown or Shareholder Underwritten Offering, if reasonably requested by the underwriters managing any such offering, each Shareholder who Beneficially Owns five percent (5%) or more of the then-outstanding shares of Common Stock who was provided with the notice called for by Section 2.3(a) hereof, shall, except as part of the Piggyback Takedown and subject to reasonable and customary exceptions, agree with the underwriters managing such offering not to effect any sale or distribution of Equity Securities of the Company, as applicable, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period (or such shorter period as shall be agreed to with the underwriters managing such offering) beginning on the date of pricing of such Piggyback Takedown (the “Holdback Period”); provided, such Holdback Period is applicable on substantially similar terms to the Company and the executive officers and directors of the Company. The Company may impose stop-transfer instructions with respect to its securities that are subject to the forgoing restriction until the end of such period. Each Shareholder who was offered the opportunity to sell Registrable Securities in connection with such Piggyback Takedown or Shareholder Underwritten Offering agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect, subject to reasonable and customary exceptions, and other exceptions as may be agreed by the Shareholders and the underwriters that are reasonably acceptable to the Company, and, in any event, that the Company’s underwriters in any relevant Piggyback Takedown or Shareholder Underwritten Offering shall be third party beneficiaries of this Section 2.4.

Section 2.5. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 2.2 or Section 2.3 hereof, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof and the following provisions shall apply in connection therewith:

(i) No Shareholder shall be entitled to be named as a selling securityholder in the Registration Statement as of the time of its initial effectiveness or at any time thereafter, and no Shareholder shall be entitled to use the Prospectus for resales of Registrable Securities at any time, unless such Shareholder has become an “Electing Shareholder” by submitting a request to the Company that complies with the notice requirements in Section 2.5(c) and Section 3.1 to the Company and has provided any other information reasonably requested in writing by the Company.

(ii) Each Electing Shareholder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Shareholder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Electing Shareholder or such Electing Shareholder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Shareholder or such Electing Shareholder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company (x) any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Electing Shareholder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (y) any other information regarding such Electing Shareholder and the distribution of such Registrable Securities as may be required to be disclosed in any Registration Statement under applicable law, pursuant to SEC comments or as the Company may request from time to time in writing.

(b) Additional Obligations of the Company. The Company shall:

(i) before filing a Registration Statement or a Prospectus or any amendments or supplements thereto in connection with any Piggyback Takedown, at the Company’s expense, furnish to the Electing Shareholders upon written request from such Electing Shareholder whose securities are covered by the Registration Statement, copies of all such documents, other than documents that are incorporated by reference and that are publicly available through the SEC’s EDGAR system, proposed to be filed, and provide Counsel to such Shareholders a reasonable opportunity to review and comment on such documents;

(ii) notify each Electing Shareholder of Registrable Securities whose securities are covered by the Registration Statement of the filing and effectiveness of the Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under the Registration Statement applicable to such Shelf Registration or have otherwise ceased to be Registrable Securities and notify each Electing Shareholder of the filing and effectiveness of such amendments and supplements, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each Electing Shareholder selling Registrable Securities without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, each Prospectus prepared in connection with such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such Electing Shareholder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Electing Shareholder, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such offer;

(iv) use its commercially reasonable efforts to: (A) register or qualify, or obtain exemption from registration or qualification for, such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller reasonably requests, (B) keep such registration, qualification or exemption in effect for so long as such Registration Statement remains in effect and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable such Electing Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Electing Shareholder (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);

(v) notify each Electing Shareholder selling Registrable Securities at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act:

(A) as promptly as practicable upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement, the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such Electing Shareholder and subject to the Company’s ability to declare Suspension Periods pursuant to Section 2.2(c), the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each such seller of such Registrable Securities, and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(B) as promptly as practicable after the Company becomes aware of any request by the SEC or any federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto;

(C) as promptly as practicable after the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities; or

(D) as promptly as practicable after the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(vi) use its commercially reasonable efforts to cause all Registrable Securities to be listed on the NYSE or such other securities exchange on which the Company’s Common Stock is then listed so listed;

(vii) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(viii) provide Counsel to the Shareholders a reasonable opportunity to review and comment upon any Registration Statement and any Prospectus supplements;

(ix) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts promptly to (A) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (B) obtain, at the earliest practicable date, the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction;

(x) if requested by any participating Electing Shareholder promptly include in a Prospectus supplement or amendment such information as the Shareholder may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xi) in the case of certificated Registrable Securities, cooperate with the participating Shareholders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities sold pursuant to a Shelf Registration Statement;

(xii) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

(xiii) in the case of a Shareholder Underwritten Offering, enter into an underwriting agreement in customary form and reasonably satisfactory to the Company and perform its obligations thereunder and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities included in such Shareholder Underwritten Offering (including causing appropriate officers to attend and participate in “road shows” and other informational meetings organized by the underwriters), and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

(xiv) provide a CUSIP number for all Registrable Securities not later than the effective date of the Shelf Registration Statement;

(xv) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to the Shelf Registration Statement, Counsel to the Shareholders and any attorney, accountant or other agent retained by the selling Shareholder managing underwriters (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its Subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (A) the disclosure of such Records is necessary, in the Inspector’s judgment and with the concurrence of counsel to the Company, to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by any other person, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(xvi) in the case of a Shareholder Underwritten Offering, use its commercially reasonable efforts to obtain a “comfort” letter or letters, dated as of such date or dates as the Counsel to the Shareholders or the managing underwriters reasonably requests, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as Counsel to the Shareholders or any managing underwriter reasonably requests;

(xvii) in the case of a Shareholder Underwritten Offering, furnish, at the request of any managing underwriter for such offering an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters, may reasonably request and are customarily included in such opinions and negative assurance letters;

(xviii) in the case of a Shareholder Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is (A) required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) relating to the resale of Registrable Securities pursuant to the Shelf Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system or (B) required to be retained in accordance with the rules and regulations of FINRA;

(xix) if requested by the managing underwriters, if any, or by any Shareholder of Registrable Securities being sold in a Shareholder Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the managing underwriters, if any, or such Shareholders indicate relates to them or that they reasonably request be included therein, including information relating to the “Plan of Distribution” of the Registrable Securities;

(xx) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filings of all Prospectuses and Free Writing Prospectuses with the SEC; and

(xxi) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby).

(c) Seller Requirements. In connection with any offering under any Registration Statement under this Agreement, each Electing Shareholder (i) shall promptly furnish to the Company in writing notice of the intended method of disposition of its Registrable Securities, the amount of Registrable Securities proposed to be sold and such other information with respect to such Shareholder as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Shareholder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Shareholder necessary in order to make the statements therein not misleading; (ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company. If any Electing Shareholder of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary in connection with the disposition of such Registrable Securities in a timely manner after written request therefor, the Company may exclude such Electing Shareholder’s Registrable Securities from a registration under Section 2.2 or Section 2.3 hereof.

Each Person that has securities registered for resale on a Registration Statement filed hereunder agrees that, prior to each disposition of securities pursuant to a Registration Statement filed hereunder, it shall give the Company two (2) Business Days’ notice of its intention to make such disposition and that upon receipt of any notice contemplated in Section 2.2(c), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.

Section 2.6. Registration Expenses. All Registration Expenses shall be borne by the Company; provided that the Company shall not bear more than 50% of any costs or expenses associated with any “road shows” or related travel. All Selling Expenses relating to Registrable Securities registered shall be borne by the Shareholders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

Section 2.7. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder, its partners, members, shareholders, directors, officers, employees, agents, trustees and each Person who controls such Shareholder (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, whether or not the indemnified party is a party to any proceeding) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (i) any untrue, or allegedly untrue, statement of a material fact contained in any Disclosure Package, any Registration Statement, any Prospectus, or in any amendment or supplement thereto, and (ii) the omission or alleged omission to state in any Disclosure Package, any Registration Statement, any Prospectus, or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances in which such statements were made; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, or such amendment or supplement thereto in reliance upon and in conformity with information concerning such Shareholder furnished in writing to the Company by or on behalf of such Shareholder expressly for inclusion therein, including, without limitation, the information furnished to the Company pursuant to Section 2.5(a) and Section 2.5(c) hereof. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) at least to the same extent as provided above with respect to the indemnification of the Shareholders of Registrable Securities.

(b) Indemnification by Shareholders. In connection with any offering in which a Shareholder is participating pursuant to Section 2.2 or Section 2.3 hereof, such Shareholder agrees severally (and not jointly) to indemnify and hold harmless the Company and each other Shareholder and their respective partners, members, shareholders, directors, officers, managers, employees, agents, trustees, the other Shareholders, any underwriter retained by the Company and each Person who controls the Company, the other Shareholders or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Shareholders (including indemnification of their respective partners, directors, officers, Affiliates, stockholders, members, employees, trustees and controlling Persons), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in conformity with information with respect to such Shareholder furnished in writing to the Company by or on behalf of such Shareholder expressly for use in such Disclosure Package, Registration Statement, Prospectus, or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Section 2.5(a) and Section 2.5(c) hereof; provided, however, that the aggregate amount to be indemnified by any Shareholder pursuant to this Section 2.7(b) and contributed by any Shareholder pursuant to Section 2.7(d) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Shareholder in the offering to which such Disclosure Package, Registration Statement, Prospectus or such amendment or supplement thereto relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay such fees and expenses, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonably incurred and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such reasonably incurred and documented out-of-pocket fees and expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or may be a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 2.7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 2.7(a), Section 2.7(b) and Section 2.7(c), any documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the aggregate amount to be contributed by any Shareholder pursuant to this Section 2.7(d) and indemnified by such Shareholder pursuant to Section 2.7(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Shareholder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The parties hereto agree that this Section 2.7 shall survive any termination of this Agreement.

Section 2.8. Participation in Underwritten Offering/Sale of Registrable Securities. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that the Shareholders included in any underwritten registration shall make only those representations and warranties to the Company or the underwriters as are customary for similar transactions and such other representations and warranties that the underwriters may reasonably request that are agreed by any such Shareholder.

Section 2.9. Rule 144. With a view to making available to the Shareholders of Registrable Securities the benefits of Rule 144 the Company covenants that for so long as the Company is subject to the reporting requirements of the Exchange Act it will use its commercially reasonable efforts to (i) file all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, (ii) make available information necessary to comply with Rule 144 at all times, all to the extent required from time to time to enable such Shareholder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 and (iii) deliver, upon the reasonable request of any Shareholder of Registrable Securities, a written certification to such Shareholder as to whether the Company has complied with the information requirements of Rule 144. If at any time the Company is not subject to the reporting requirements of the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144.

Section 2.10. Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Shareholders beneficially owning not less than a majority of the then-outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in the Shelf Registration Statement unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such Shelf Registration Statement only to the extent that the inclusion of its securities will not reduce the amount of Registrable Securities of the Shareholders that are included on such Shelf Registration Statement.

Section 2.11. Miscellaneous.

(a) Stock Splits, etc. The provisions of this Agreement shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations recapitalizations and the like occurring after the date hereof.

(b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Shareholders in this Agreement and shall take all commercially reasonable efforts to amend any agreements existing as of the date hereof so that such agreements shall not be inconsistent with the rights granted to the Shareholders in this Agreement.

(c) No “Group”. It is the intention of the Parties that each Shareholder or its Subsidiaries shall not be considered by virtue of this Agreement to be part of a “group” as defined in Section 13(d)(3) of the Exchange Act involving any other Shareholder or its Subsidiaries.

ARTICLE III

MISCELLANEOUS

Section 3.1. Notice. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent via facsimile (receipt confirmed), sent via email (receipt confirmed), sent by a nationally recognized overnight courier (providing proof of delivery), or mailed in the United States by certified or registered mail, postage prepaid, to the Parties at the following addresses (or at such other address for any Party as may be specified by like notice):

If to the Company:

Spectrum Brands Holdings, Inc.

3001 Deming Way

Middleton, WI 53562

Fax No.: (608) 288-7546

Email: nathan.fagre@spectrumbrands.com

Attention: Nathan E. Fagre

With a copy (which will not constitute notice hereunder) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Fax No.: (212) 446-6460

Email: sarkis.jebejian@kirkland.com; jonathan.davis@kirkland.com

Attention: Sarkis Jebejian, Esq.; Jonathan L. Davis, Esq.

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Fax No.: (212) 225-3999

Email: pshim@cgsh.com; jlangston@cgsh.com

Attention: Paul J. Shim; James E. Langston

If to Leucadia:

Leucadia National Corporation

520 Madison Avenue

New York, NY 10022

Fax No.: (646) 619-4974

Email: msharp@jefferies.com

Attention: Michael J. Sharp

If to Fortress:

Drew Mcknight

CF Turul LLC

C/O Fortress Investment Group LLC

1 Market Street Spear Tower, 42nd Floor

San Francisco California 94105

Email: Dmcknight@fortress.com

With a copy to:

CF Turul LLC

c/o Fortress Investment Group LLC

1345 Avenue of the Americas

46th Floor

New York, NY 10105

Email: Rnoble@fortress.com

Attention: James K. Noble III

With a copy (which will not constitute notice hereunder) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Fax No.: 212-735-2000

Email: michael.schwartz@skadden.com

Attention: Michael J. Schwartz, Esq.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; three (3) Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day.

Section 3.2. Enforcement. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any other Party. It is accordingly agreed that each of the Parties will be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of providing any bond or other security, in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 3.3. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Each Shareholder party hereto agrees and acknowledges, on behalf of itself and its Affiliates, that the Registration Rights Agreement, dated May 12, 2011, and any amendments, supplements or acknowledgments thereto, are hereby terminated with respect to such Shareholder and its Affiliates and such Shareholder and its Affiliates only have the registration rights set forth in this Agreement. This Agreement will be binding upon, except as provided in Article II, and inure solely to the benefit of each Party and its successors and permitted assigns. Except as set forth in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to or will confer upon any Person that is not a Party any rights, benefits or remedies hereunder.

Section 3.4. Amendments; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective (provided that the approval or consent of a Shareholder that does not then own Registrable Securities shall not be required with respect to any amendment or waiver).

Section 3.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by (i) either Fortress or Leucadia without the prior written consent of the Company or (ii) by the Company without the prior written consent of each of Fortress and Leucadia; provided, that, without the consent of any other Party, the rights set forth in Article II shall be assignable by the Shareholders to (a) any transferee of such Shareholder’s Registrable Securities if such transferee is the recipient of at least five percent (5%) of the Company’s then outstanding Common Stock from the Shareholder in a private placement transaction or (b) any Permitted Transferee, in the case of each of clause (a) and (b), who becomes a party to this Agreement by executing a joinder hereto in form and substance reasonably satisfactory to the Company. Any assignment in violation of the preceding sentence will be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 3.6. Company’s Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary set forth in this Agreement, to the extent any provision herein conflicts, in the Company’s reasonable discretion, with Article 13 of the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Certificate of Incorporation shall control.

Section 3.7. Determination of Ownership. From time to time, at the request of the Company, each Shareholder will confirm in writing that it continues to Beneficially Own Registrable Securities. The rights of a Shareholder under this Agreement shall terminate when such Shareholder no longer owns Registrable Securities and this Agreement shall terminate when no Shareholder owns Registrable Securities.

Section 3.8. Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the Parties, and/or the interpretation and enforcement of the rights and duties of the Parties, whether arising at law or in equity, in contract, tort or otherwise, will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 3.9. Interpretation. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a) The article and section headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation hereof.

(b) When a reference is made in this Agreement to an article or a section, paragraph, such reference will be to an article or a section, paragraph hereof unless otherwise clearly indicated to the contrary.

(c) Unless it would be duplicative, whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.”

(f) The meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term, and words denoting any gender will include all genders. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.

(g) A reference to any period of days will be deemed to be to the relevant number of calendar days, unless otherwise specified.

(h) All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(i) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provisions hereof.

(j) Any statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such statute or rule as from time to time amended, modified or supplemented, including by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein.

Section 3.10. Consent to Jurisdiction. Each of the Parties agrees that any legal action or proceeding with respect to this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and obligations arising hereunder brought by any other Party or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 3.8, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement or the subject matter hereof, may not be enforced in or by such courts.

Section 3.11. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 3.12. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 3.13. Headings. The descriptive headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 3.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed will be deemed to be an original, and all of which together will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer will be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

[Remainder of Page Intentionally Left Blank.]

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

The Company:

SPECTRUM BRANDS HOLDINGS, INC.

By:
Name:
Title:

The Shareholders:

LEUCADIA NATIONAL CORPORATION

By:
Name:
Title:

CF TURUL LLC

By:
Name:
Title:

[Signature page to Registration Rights Agreement]